UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
February 15, 2007

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	11-3177042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21/F, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

(852) 2833-2186

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 9, 2007, Shanghai Quo Advertising Company Limited (“Quo Advertising”), a wholly-owned subsidiary of Network CN Inc. (the "Company"), entered into a business agreement (the “Agreement”) with Nanjing Yiyi Culture Advertising Company Limited (“Nanjing Yiyi”), a company organized under the laws of the Peoples’ Republic of China (“PRC”), to construct, manage and operate up to 100 LED outdoor advertising panels in the City of Nanjing, China (“The Project”). Pursuant to the terms of the Agreement, the Company, through its subsidiary, Quo Advertising, will design, fund, construct and maintain the Project. The Company will also be responsible for annual charges imposed by the relevant department of the People’s Government of the City of Nanjing. The Company will own each of the LED panels constructed in the Project and have the exclusive right to manage the Project for 20 years. Nanjing Yiyi and the Company will jointly determine the locations of the LED panels. A portion of the airtime of the LED panels will be used to broadcast information of communal interest, as required by the applicable governmental agencies in the PRC, and the remainder of the airtime will be used for commercial advertisement. The Company will be entitled to the advertising and other revenues generated from the sale of airtime for the LED panels. The Company anticipates that it will complete the installation of all 100 LED panels by the end of 2007 and that it will begin to generate advertising and other revenues from installed panels during the second half of 2007. The Company anticipates that each of the panels could generate up to RMB60,000 (approximately US$7,734) in revenues per year.

Nanjing Yiyi will be responsible for obtaining approvals from the relevant supervisory departments of the PRC government, however, the Company has agreed to pay Nanjing Yiyi RMB100,000 (approximately US$12,892) pursuant to an agreement dated February 9, 2007, by and among Quo Advertising and Nanjing Yiyi to cover charges related to obtaining approval of a construction permit from applicable governmental agencies in the PRC. The Company also agreed to pay to Nanjing Yiyi a deposit of RMB500,000 (approximately US$64,457) to cover additional expenses in connection with the Project. During the one year period commencing on the later to occur of (i) installation of the first LED panel (or approximately 45 days from the date such installation receives government approval) and (ii) issuance of governmental approvals for installation of at least 90% of the LED panels in the Project, the Company will be required to pay Nanjing Yiyi RMB10,000 (approximately US$1,289) for each LED panel installed. During the second and third years thereafter, the Company will be required to pay Nanjing Yiyi for all 100 panels, or RMB1,000,000.00 (approximately US$128,915) per year, and beginning in the fourth year thereafter, the annual payment will increase by 10% every three calendar years.

Nanjing Yiyi provides no guarantee that it has obtained all relevant governmental approvals for the Project in the PRC and, if approvals are necessary, the Company can provide no assurances that any such approvals will be granted to Nanjing Yiyi, or if granted, will be respected by the issuing agency or other governmental agencies in the PRC for any specific period of time. However, if no such approvals are granted, the Company’s exposure under its agreement with Nanjing Yiyi will be limited to the RMB100,000 paid following the execution of the Agreement together with the RMB500,000 deposit. The Agreement and the expense reimbursement agreement are each governed by the law of the PRC.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the expense reimbursement agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

   (c) Exhibits.

Exhibit

Number	Description

_______________________________________________________________________

10.1	Business Joint Venture Agreement dated February 9, 2007, by and among Shanghai Quo Advertising Company Limited, a subsidiary of Network CN Inc., and Nanjing Yiyi Culture Advertising Company Limited.
10.2

Agreement on Payment of Charges for the obtaining of Approval for Construction dated February 9, 2007, by and among Shanghai Quo Advertising Company Limited, a subsidiary of Network CN Inc., and Nanjing Yiyi Culture Advertising Company Limited.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NETWORK CN INC.

Date: February 15, 2007	By:	/s/ Godfrey Hui
Godfrey Hui
Chief Executive Officer